Exhibit 15.1

Raymond Chabot Grant Thornton LLP Suite 2000
National Bank Tower
600 De La Gauchetière Street West Montréal, Quebec H3B 4L8

Consent of Independent       T 514-878-2691
Registered Public Accounting Firm

We have issued our report dated June 18, 2020, with respect to the consolidated financial statements included in the Annual Report of Alithya Group inc. on Form 20-F for the year ended March 31, 2020.

We hereby consent to the incorporation by reference of said report in the Registration Statement of Alithya Group inc. on Form S-8 (File No. 333-228487).
Montréal, Canada
June 19, 20201

1 CPA auditor, CA, public accountancy permit no. A121855

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